THIS AGREEMENT (this “Agreement”), dated December 6, 2011 is entered into by and between CARBONICS CAPITAL CORPORATION, a Delaware corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (the “Investor”).

WHEREAS:

A.
Reference is made to certain financing arrangements entered into by and between the Company and certain of its subsidiaries (collectively, the “Obligors”) and the Investor, evidenced by, among other things, the documents, instruments, and agreements listed on Exhibit B attached hereto and incorporated herein by reference (collectively, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, the “Existing Financing Documents”).

B.
Reference is also made to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of August 17, 2010, between the Company and the Investor pursuant to which the Company has issued and the Investor has purchased certain convertible debentures.  All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Securities Purchase Agreement.

C.
The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, as provided herein, and the Investor shall purchase up to $1,545,000 in face amount of secured convertible debentures, each in the form attached hereto as “Exhibit A” (the “Series C Convertible Debentures” and together with this Agreement, the Existing Financing Documents, and all other documents, instruments and agreements executed in connection therewith or related thereto, the “Financing Documents”), which shall be convertible into Common Stock (as converted such shares of Common Stock, shall be Conversion Shares).

D.
The issuance and sale of the $1,545,000 in face amount of Series C Convertible Debentures shall take place at three separate closings (each a “Series C Closing”) as follows:  (i) $910,000 (the “Initial Funding”) shall take place on the date hereof; (ii) $160,000 (the “Second Funding”) shall take place after the satisfaction of certain conditions precedent set forth below and at the discretion of the Investor, and (iii) $475,000 (the “Third Funding”) shall take place after the satisfaction of certain conditions precedent set forth below and at the discretion of the Investor, for a total purchase price of up to $1,545,000.

E.	In order to induce the Company to issue and the Investor to purchase the Series C Convertible Debentures, the parties desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1.           Purchase and Sale of Series C Convertible Debentures.

(a)   Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Investor agrees to purchase at each Series C Closing and the Company agrees to sell and issue to the Investor at the Series C Closing the applicable face amount of Series C Convertible Debentures for a purchase price equal to the face amount issued.

(b)   The first Series C Closing with respect to the Initial Funding shall take place on the date hereof, subject to the terms and conditions set forth in this Agreement (or such other date as is mutually agreed to by the Company and the Investor).  Subsequent Series C Closings with respect to the Second Funding and Third Funding shall take place within five Business Days of the date that the Company notifies the Investor that it has satisfied all of the applicable conditions to such Series C Closing, subject to the express consent of the Investor in its sole discretion. The Series C Closing with respect to the Third Funding shall not take place prior to May 1, 2012, unless otherwise agreed by the parties. Each Closing shall occur at the offices of Yorkville Advisors, LLC, 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Investor).

(c)   Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, on the date of the Series C Closing with respect to the Initial Funding, (i) the Investor shall deliver to the Company the Initial Funding for the Series C Convertible Debentures to be issued and sold to it at such Series C Closing and (ii) the Company shall deliver to the Investor the Series C Convertible Debentures duly executed on behalf of the Company in the face amount equal to the Initial Funding. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement (including the conditions precedent with respect to the Series C Closing with respect to the Second Funding and the Third Funding, and subject to the express consent of the Investor in its sole discretion), the Investor shall promptly thereafter deliver to the Company the Second Funding and the Third Funding upon issuance of Series C Convertible Debentures in the face amounts equal to the Second Funding and Third Funding.

(d)   The Company shall pay the Investor a structuring fee in connection with this transaction of $5,000, which fee shall be paid out of the Initial Funding.  The Company shall be responsible for all of its own fees and expenses incurred in connection with the documentation and closing of this transaction.

2.           Representations and Warranties of Investor.

(a)   The representations and warranties of the Investor set forth in Section 2 of the Securities Purchase Agreement are hereby incorporated by reference with such changes necessary to relate to this Agreement as if set forth in their entirety herein (the “Investor Representations and Warranties”).  For the avoidance of doubt, in the Investor Representations and Warranties references to “Securities” shall be deemed references to the Series C Convertible Debentures and the shares of Common Stock issuable upon conversion thereof, references to “Conversion Shares” shall be deemed to reference the shares of Common Stock issuable upon conversion of the Series C Convertible Debentures, and references to “Transaction Documents” shall be deemed to include a reference to this Agreement and the Series C Convertible Debentures.

(b)   The Investor hereby represents and warrants that except as may otherwise be disclosed on a disclosure schedule attached hereto, the Investor Representations and Warranties are true and correct on the date hereof (except for Investor Representations and Warranties that speak as of a specific date).

3.           Representations and Warranties of the Company.

(a)   The representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement are hereby incorporated by reference with such changes necessary to relate to this Agreement as if set forth in their entirety herein (the “Company Representations and Warranties”).  For the avoidance of doubt, in the Company Representations and Warranties references to “Securities” shall be deemed references to the Series C Convertible Debentures, and the shares of Common Stock issuable upon conversion thereof, references to “Conversion Shares” shall be deemed to reference the shares of Common Stock issuable upon conversion of the Series C Convertible Debentures, and references to “Transaction Documents” shall be deemed to include a reference to this Agreement and the Series C Convertible Debentures.

(b)   The Company hereby represents and warrants that except as may otherwise be disclosed on a disclosure schedule attached hereto or as set forth in the SEC Documents, such Company Representations and Warranties are true and correct on the date hereof (except for Company Representations and Warranties that speak as of a specific date).

4.           Conditions to Second Funding and Third Funding.

(a)   The Series C Closing of the purchase and sale of the Series C Convertible Debentures with respect to the Second Funding shall be subject to satisfaction of the following conditions precedent (in addition to other conditions set forth herein), satisfaction of which shall be determined at the discretion of Investor:

(i)	Successful installation of a pump and water disposal system at one well; and

(ii)	Flaring of the one well for three weeks.

(b)  The Series C Closing of the purchase and sale of the Series C Convertible Debentures with respect to the Third Funding shall be subject to satisfaction of the following conditions precedent (in addition to other conditions set forth herein), satisfaction of which shall be determined at the discretion of Investor:

(i)	The completion of the installation of the water disposal system and new pump and flaring of gas from one well;

(ii)	The Company remaining current on all required SEC filings;

(iii)	The Company completing a reverse stock split; and

(iv)	Satisfaction of each of the covenants set forth in Section 5 below.

5.           Covenants.

The Company shall:

(a)   use the proceeds from the sale of the Series C Convertible Debentures for expenses set forth in a 12-month budget approved by Investor (the “Approved Budget”), subject to a deviation of up to 10% in line items of the Approved Budget, and subject to Section 5(e), (f) and (g) below.  The Company shall use its best efforts to cause actual expenditures to come in below the amounts allotted in the Approved Budget wherever practical and use any amounts saved to extend the Approved Budget as a whole by additional periods.

(b)   maintain all required water disposal permits.

(c)   remain current with all required SEC filings;

(d)   cause the Company’s common shares to be quoted on the OTCBB or listed on a higher exchange, and remain quoted or listed while any Series C Convertible Debentures remain outstanding.

(e)   utilize the proceeds from the Initial Funding for the following expenses:

(i)	$110,000 for the procurement and installation of a water disposal system and well pump;

(ii)	$725,000 for 6 months of public company costs, general & administrative expenses, gas lease and permit payments, and other expenses as set forth in more detail in the Approved Budget; and

(iii)	$75,000 for payment of outstanding 2011 accounts payable.

(f)       utilize the proceeds from the Second Funding for the pumping of 4 additional wells.

(g)       utilize the proceeds from the Third Funding for the following expenses:

(i)	$400,000 for 6 months of additional public company costs, general & administrative expenses, gas lease and permit payments, and other expenses as set forth in more detail in the Approved Budget; and

(ii)	$75,000 for payment of outstanding 2011 accounts payable.

6.           Ratification of Financing Documents; Confirmation of Collateral; Cross-Default; Cross-Collateralization; Further Assurances.

(a)   The Company hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Existing Financing Documents, and acknowledges and agrees that, subject to the terms and conditions of this Agreement, all terms and conditions of the Existing Financing Documents shall remain in full force and effect and the Company remains liable to the Investor for the payment and performance of all amounts due under the Existing Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)   The Company hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Financing Documents include, without limitation, all amounts hereafter owed or due under the  Series C Convertible Debentures and/or the Financing Documents (the “Obligations”), and any future modifications, amendments, substitutions, or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to the Investor pursuant to the Financing Documents, or otherwise, shall secure all of the Obligations until the full, final, and indefeasible payment of the Obligations, and (iii) the occurrence of a default and/or event of default under any Financing Document shall constitute a default and an event of default under all of the Financing Documents, it being the express intent of the Company that all of the Obligations be fully cross-collateralized, cross-guaranteed, and cross-defaulted.

(c)   The Company has previously granted the Investor security interests in all of its assets, and to confirm the same the Company hereby grants the Investor a security interest in all of its assets, whether now existing or hereafter acquired, including, without limitation, all accounts, inventory, goods, equipment, software and computer programs, securities, investment property, financial assets, deposit accounts, chattel paper, electronic chattel paper, instruments, patents, patent applications, copyrights, trademarks, trademark applications, trade names, domain names, documents, letter-of-credit rights, health-care-insurance receivables, supporting obligations, notes secured by real estate, commercial tort claims, and general intangibles including payment intangibles, to secure the Obligations free and clear of all liens and encumbrances, except those in favor of the Investor.

(d)   The Company shall, from and after the execution of this Agreement, execute and deliver to the Investor whatever additional documents, instruments, and agreements that the Investor may require in order to correct any document deficiencies, or to vest or perfect the Financing Documents and the collateral granted therein more securely in the Investor and/or to otherwise give effect to the terms and conditions of this Agreement and/or any documents, instruments and agreement required in connection with, related to, or contemplated by this Agreement, and hereby irrevocably authorizes the Investor to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, the Investor deems necessary to perfect or evidence the Investor’s security interests and liens in any such collateral.

(e)   The Company acknowledges and agrees that this Agreement shall constitute an authenticated record as such term is defined in the Uniform Commercial Code.

(f)    The Company acknowledges and agrees that nothing contained in this Agreement, the  Series C Convertible Debentures, or in any document, instrument or agreement required in connection with, related to or contemplated thereby shall be deemed to constitute (1) a waiver of any defaults or events of default now existing or hereafter arising, (2) an agreement to forbear by the Investor with respect to such defaults or events of default, or (3) an amendment, modification, extension or waiver of any of the terms of the Financing Documents or of any of the Investor’s rights and remedies thereunder.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of date first above written.

COMPANY:
CARBONICS CAPITAL CORPORATION

By:	/s/ Stephen Schoepfer
Name: Stephen J. Schoepfer
Title: Chief Financial Officer

INVESTOR:
YA GLOBAL INVESTMENTS, L.P.
By: Yorkville Advisors, LLC
its Investment Manager

By:	/s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

Disclosure Schedule

Exhibit A

Form of  Series C Convertible Debentures

See Exhibit 10.1

Exhibit B
(Financing Documents)

DEBENTURES

1.	Secured Convertible Debenture dated February 8, 2008 issued by the Company to the Investor in the original principal amount of $3,050,369 (Debenture No. CCP-4);

2.	Secured Convertible Debenture dated December 12, 2005 issued by the Company to the Investor in the original principal amount of $1,475,000 (Debenture No. CCP-3);

3.	Secured Convertible Debenture dated June 26, 2007 issued by the Company to the Investor in the original principal amount of $570,000 (Debenture No. GSHF-3-1);

4.	Secured Convertible Debenture dated June 30, 2009 issued by the Company to the Investor in the original principal amount of $4,000,000 (Debenture No. CICS-5);

5.	Secured Convertible Debenture dated August 17, 2010 issued by the Company to the Investor in the original principal amount of $650,000 (Debenture No. CICS-7);

6.	Secured Convertible Debenture dated May 26, 2011 issued by the Company to the Investor in the original principal amount of $120,000 (Debenture No. CICS-8);

SECURITIES PURCHASE AGREEMENTS

7.
Securities Purchase Agreement dated as of August 17, 2010 entered into by and between the Company and the Investor as supplemented by the agreement between the Company and the Investor dated May 26, 2011

SECURITY DOCUMENTS

8.	Security Agreement dated as of August 17, 2010 by and among the Company and each subsidiary or affiliate of the Company listed on Schedule 1 attached thereto, in favor of the Investor;

9.	Guaranty Agreement dated as of August 17, 2010 by and among each of the entities listed on Schedule 1 attached thereto, in favor of the Investor;

10.
Pledge and Escrow Agreement dated as of August 17, 2010 by and among by Four Sea-Sons LLC a Delaware limited liability company, Westport Energy, Acquisition, Inc., a Delaware corporation, the Company, and each subsidiary, direct and indirect, of the listed on Schedule I attached thereto or joined thereto in the future in favor of the Investor;

11.	Leashold Deed of Trust and Security Agreement dated August 17, 2010 by an among the Company and Chicago Title Insurance Company, for the benefit of the Investor;

12.
Intercreditor and Subordination Agreement dated August 17, 2010 by and between the Investor, New Earthshell Corporation, and acknowledged and agreed to by the Company, Westport Acquisition, Inc., Westport Energy, LLC, and Four Sea-Sons LLC;

13.	Ratification and Amendment Agreement dated August 17, 2010 by and among the Investor and the parties listed on Schedule 1 attached thereto;

14.	Guaranty Agreement dated as of August 17, 2010 given by Viridis Capital LLC in favor of the Investor;

15.	Security Agreement dated as of August 17, 2010 given by Viridis Capital LLC in favor of the Investor;

16.	Subordination Agreement dated August 17, 2010 by and among the Investor, YA Corn Oil Systems, LLC, the Company and Greenshift Corporation;